Exhibit 4.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

REPARE THERAPEUTICS INC. WARRANT TO PURCHASE COMMON SHARES

CSW-#1 November 7, 2024

Void After November 7, 2029

This Certifies That, for value received, astr Partners LLC (the “Holder”), is entitled to subscribe for and purchase from Repare Therapeutics Inc., a corporation existing under the laws of the province of Québec, with its principal office at 7171 Frederick-Banting, Building 2, Suite 270, St-Laurent, Québec, Canada H4S 1Z9 (the “Company”), an aggregate of 35,000 Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued to the Holder in full satisfaction of the Company’s obligation to provide the Holder an equity award for corporate advisory and investor access services pursuant to that certain engagement letter, dated August 25, 2024, between the Company and the Holder.

1.
Definitions. As used herein, the following terms shall have the following respective meanings:
(a)
“Common Shares” shall mean the Company’s common shares, no par value.

(b)
“Exercise Period” shall mean the period commencing with the date hereof and ending at 5:00 p.m., New York time on November 7, 2029.

(c)
“Exercise Price” shall initially mean $3.61 per Exercise Share subject to adjustment pursuant to Section 6 below.
(d)
“Exercise Shares” shall mean the Common Shares issuable upon exercise of this Warrant.
(e)
“Trading Market” means whichever of the New York Stock Exchange, NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.
(f)
“Trading Day” shall mean (i) a day on which the Common Stock is traded or quoted on a Trading Market, or (ii) if the Shares are is not traded or quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Shares are not traded or quoted as set forth in

(i) or (ii) hereof, then Trading Day shall mean a Business Day.

2.
Vesting. Notwithstanding anything to the contrary contained herein, this Warrant shall only be exercisable with respect to those Exercise Shares which have vested as of the date of exercise. The Exercise Shares shall vest, if at all, in equal quarterly installments over a two year period commencing on the date hereof.
3.
Exercise of Warrant.
3.1
Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
(a)
An executed Notice of Exercise in the form attached hereto;
(b)
Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and
(c)
This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

3.2
Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant pursuant to Section 3.1, the Holder may elect to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled pursuant to this Section 3.2) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being cancelled pursuant to this Section 3.2 (at the date of such calculation)

A = the arithmetic average of the closing sales prices of a Common Share for the five consecutive Trading Days ending on the date immediately preceding the date of the Notice of Exercise

B = Exercise Price (as adjusted to the date of such calculation)

4.
Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.
5.
Representations of Holder.
5.1
Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.
5.2
Information and Sophistication. Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire this Warrant and the Exercise Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the financial condition of the Company and the risks associated with the acquisition of this Warrant and the Exercise Shares and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.
5.3
Ability to Bear Economic Risk. Holder acknowledges that investment in the securities of the Company involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Exercise Shares for an indefinite period of time and to suffer a complete loss of its investment.
5.4
Securities Are Not Registered.

(a)
The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
(b)
The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.
(c)
The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.
5.5
Disposition of Warrant and Exercise Shares.
(a)
The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
(i)
The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission (the “Commission”) stating that no action will be recommended to the Commission with respect to the proposed disposition;
(ii)
There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii)
The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act, except in unusual circumstances.
(b)
The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.6
Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.
6.
Adjustments.
6.1
In case the Company shall at any time subdivide its issued and outstanding Exercise Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Exercise Shares purchasable under the Warrants shall be proportionately increased. Conversely, in case the issued and outstanding Exercise Shares shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased and the number of Exercise Shares purchasable under the Warrants shall be proportionately decreased.
6.2
If at any time or from time to time the Holder (or any shares or other securities at the time receivable upon the exercise of the Warrants) shall have received or become entitled to receive, without payment therefor.
(a)
the Exercise Shares or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for the Exercise Shares, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;
(b)
any cash paid or payable otherwise than as a cash dividend paid or payable out of the Company’s current or retained earnings;
(c)
any evidence of the Company’s indebtedness or rights to subscribe for or purchase the Company’s indebtedness; or
(d)
the Exercise Shares or additional shares or other securities or property (including cash) by way of spinoff, split-up, reclassification, consolidation of shares or similar corporate reorganization (other than Exercise Shares issued as a share split or adjustments in respect of which shall be covered by the terms of Section 6.1 above), then and in each such case, the Holder shall, upon the exercise of the Warrant, be entitled to receive, in addition to the number of Exercise Shares receivable thereupon, and without payment of any additional consideration therefore, the amount of shares and other securities and property (including cash and indebtedness or rights to subscribe for or purchase indebtedness) which the Holder would hold on the date of such exercise had the Holder been the holder of record of such Exercise Shares as of the date on which holders of the Exercise Shares received or became entitled to receive such shares or all other additional shares and other securities and property..

6.3
In case of (i) any reclassification, capital reorganization, or change in the Exercise Shares (other than as a result of a subdivision, consolidation, or stock dividend provided for in Section 6.1 or Section 6.2 above), (ii) share exchange, amalgamation, merger or similar transaction of the Company with or into another person or entity (other than a share exchange, amalgamation, merger or similar transaction in which the Company is the acquiring or surviving corporation and which does not result in any change in the Exercise Shares other than the issuance of additional Exercise Shares) or (iii) the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety (in any such case, a “Reorganization Event”), then, as a condition of such Reorganization Event, lawful provisions shall be made, and duly executed documents evidencing the same from the Company, its successor or assignee shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable upon the exercise of the Warrants, the kind and amount of shares and other securities and property receivable in connection with such Reorganization Event by a holder of the same number of Exercise Shares as were purchasable by the holders of the Warrants immediately prior to such Reorganization Event. In any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Warrants so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities and property deliverable upon exercise the Warrants, and appropriate adjustments shall be made to the Exercise Price payable hereunder provided the aggregate purchase price shall remain the same. In the case of any transaction described in clauses

(ii) or (iii) above (other than in the case of an amalgamation in accordance with the Business Corporations Act (Québec), the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which heretofore shall not have been signed by the Company, and may execute and deliver securities in its own name, in fulfillment of its obligations to deliver Exercise Shares upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such Reorganization Event, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate. The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such Reorganization Event complies with the provisions of this Section 6.

6.4
The Company may, at its option, at any time until the Expiration Date, reduce the then current Exercise Price to any amount deemed appropriate by the Board for any period not exceeding twenty consecutive days (as evidenced in a resolution adopted by such Board), but only upon giving the notices required this Warrant at least ten days prior to taking such action.
6.5
Except as herein otherwise expressly provided, no adjustment in the Exercise Price shall be made by reason of the issuance of Exercise Shares, or securities convertible into or exchangeable for Exercise Shares, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

6.6
No fractional Exercise Shares shall be issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the Holder, the number of whole Exercise Shares, which shall be issuable upon such exercise, shall be computed on the basis of the aggregate number of Exercise Shares purchased pursuant to the Warrants so exercised. Instead of any fractional Exercise Share which would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last reported sale price (or bid price if there were no sales) per Exercise Share, in either case as reported on the principal registered national securities exchange on which the Exercise Shares are listed or admitted to trading on the business day that next precedes the day of exercise or, if the Exercise Shares are not then listed or admitted to trading on any registered national securities exchange, the average of the closing high bid and low asked prices as reported on the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA” ) or, if not available on the OTC Bulletin Board, then the average of the closing high bid and low asked prices as reported on any other U.S. quotation medium or inter-dealer quotation system on such date, or if on any such date the Exercise Shares are not listed or admitted to trading on a registered national securities exchange, are not included in the OTC Bulletin Board, and are not quoted on any other U.S. quotation medium or inter-dealer quotation system, an amount equal to the same fraction of the average of the closing bid and asked prices as furnished by any FINRA member firm selected from time to time by the Company for that purpose at the close of business on the business day that next precedes the day of exercise.
6.7
Whenever the Exercise Price then in effect is adjusted as herein provided, the Company shall mail to the Holder of the Warrants at the Holder’s address as it shall appear on the books of the Company a statement setting forth the adjusted Exercise Price then and thereafter effective under the provisions hereof, together with the facts, in reasonable detail, upon which such adjustment is based.
6.8
Notwithstanding anything to the contrary herein, in no event shall the Exercise Price, as adjusted in accordance with the terms hereof, be less than the nominal value per Exercise Share.
7.
Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.
8.
No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.
9.
Transfer of Warrant. Subject to applicable laws and the restriction on transfer set forth on the first page and Section 5.5 of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder (along with a medallion signature guarantee if requested by the Company) and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued..

10.
Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost,

stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.
Charges, Taxes, and Expenses. Issuance of certificates for Exercise Shares upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense within respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company (other than income or similar taxes), and such certificates shall be issued in the name of the Holder.
12.
AMENDMENT. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.
13.
NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Holder at their respective addresses listed on the signature page, or at such other address as the Company or Holder may designate by 10 days advance written notice to the other parties hereto.
14.
ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
15.
GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the Province of Québec, Canada, without giving effect to conflicts of laws principles, except that Canadian Federal law shall also apply to the extent relevant.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

Repare Therapeutics Inc.

By: /s/ Lloyd Segal

Name: Lloyd Segal

Title: Chief Executive Officer

Address:

7171 Frederick-Banting, Building 2, Suite 270 St

Laurent, Québec, Canada H4S 1Z9

Acknowledged and Accepted by:

astr Partners LLC

By : /s/ Brian Korb

Name: Brian Korb

Title : Co Founder & Managing Partner

Address:

***

NOTICE OF EXERCISE

TO: Repare Therapeutics Inc.

(1)
☐ The undersigned hereby elects to purchase Common Shares (the “Exercise Shares”) of Repare Therapeutics Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase Common Shares (the “Exercise Shares”) of Repare Therapeutics Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 3.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)
Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________

(Name)

_________________________________________

_________________________________________

(Address)

______________________________________ ______________________________________

(Date) (Signature)

______________________________________

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________

(Please Print)

Address: ________________________________________________________________________

(Please Print)

Dated: , 20

Holder’s

Signature: ____________________

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.